                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
National City Corporation:

We consent to incorporation by reference in the registration statement of National City Corporation on Form S-3 (Registration statement Number 33-39479), Form S-3 (Registration Statement Number 33-39480), Form S-3 (Registration Statement Number 33-44209), Form S-8 (Post-Effective Amendment No. 1 to Registration Statement Number 33-20267), Form S-8 (Registration Statement Number 33-52271), Form S-8 (Registration Statement Number 33-45363), Form S-8 (Post-Effective Amendment No. 1 to Registration Statement Number 33-45980), Form S-8 (Post-Effective Amendment No. 1 to Registration Statement Number 33-56539), Form S-8 (Registration Statement Number 33-57045), Form S-3 (Registration Statement Number 33-54323), Form S-8 (Registration Statement Number 33-58815), Form S-8 (Registration Statement Number 333-01697), Form S-4 (Registration Statement Number 333-46571). Form S-4 (Registration Statement Number 333-45609), Form S-8 (Registration Statement Number 333-58923), and Form S-8 (Registration Statement Number 333-60411) of our report dated January 20, 1998, relating to the consolidated balance sheet of First of America Bank Corporation and its subsidiaries as of December 31, 1997, and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the years in the two-year period ended December 31, 1997, which report appears in the December 31, 1997 annual report on Form 10-K of First of America Bank Corporation.

                                          /s/ KPMG LLP

Chicago, Illinois
January 21, 1999